UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On February 1, 2006, Red Robin Gourmet Burgers, Inc. (the “Company”) received a notification of a formal order of investigation from the Securities and Exchange Commission (“SEC”). The SEC investigation relates to the Company’s previously announced internal investigation conducted by a special committee of its Board of Directors into the use of chartered aircraft and travel and entertainment expenses by the Company’s former President and Chief Executive Officer. The Company notified the SEC of such internal investigation following its completion in August 2005. The SEC indicated in its order that there has been no determination made by the SEC as to whether the Company has in any way violated the law. The Company has cooperated with the SEC, and intends to continue to cooperate fully with the SEC in its formal investigation.

Separately, the Company announced in a press release that it recently has been served with a purported class action lawsuit, Huggett v. Red Robin International, Inc., in the Superior Court of the State of California, related to an alleged failure to comply with California wage and hour regulations, including those governing meal and rest periods, payment of wages upon termination and provision of itemized statements to employees, as well as unlawful business practices and unfair competition. The complaint states claims for damages, including punitive and exemplary damages, and injunctive relief. The Company believes it has meritorious defenses to these claims and intends to defend the case vigorously. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated February 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2006

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Red Robin Gourmet Burgers, Inc., Press Release dated February 2, 2006.